                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           METHODE ELECTRONICS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                           METHODE ELECTRONICS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD SEPTEMBER 9, 1997

To the Stockholders of
METHODE ELECTRONICS, INC.:

  Notice is hereby given that the annual meeting of stockholders of Methode Electronics, Inc., a Delaware corporation, will be held at the Holiday Inn O'Hare International, 5440 North River Road, Rosemont, Illinois 60018 on Tuesday, September 9, 1997 at 3:30 p.m. for the following purposes:

   1. To elect a Board of Directors;

   2. To consider and vote upon the Methode Electronics, Inc. 1997 Stock Plan;
   and

   3. To transact such other business as may properly come before said meeting.

  Stockholders of record as of the close of business on August 1, 1997 will be entitled to vote at such annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

  You are requested to mark, sign, date and mail the accompanying proxy in the enclosed, self-addressed, stamped envelope, whether or not you expect to attend the meeting in person. You may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                          By order of the Board of Directors.

                                          WILLIAM J. McGINLEY
                                          President and Chairman

Chicago, Illinois
August 13, 1997

                           METHODE ELECTRONICS, INC.
                            7444 WEST WILSON AVENUE
                         CHICAGO, ILLINOIS 60656-4549
                                (708) 867-9600

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON SEPTEMBER 9, 1997

                                 INTRODUCTION

  The enclosed proxy is solicited on behalf of the Board of Directors of Methode Electronics, Inc. (the "Company"), in connection with the annual meeting of stockholders to be held on September 9, 1997 at 3:30 p.m., and any adjournment thereof (the "Annual Meeting"), at the Holiday Inn O'Hare International, 5440 North River Road, Rosemont, Illinois 60018.

  The cost of proxy solicitation will be borne by the Company. In connection with the solicitation of proxies by the use of the mails, the Company has retained Morrow & Co., Inc. to solicit proxies on behalf of the Board of Directors for a fee estimated not to exceed $5,000 plus reasonable out-of-pocket expenses and disbursements. Morrow & Co., Inc. may solicit proxies from stockholders by mail, telephone, telex, telegraph or in person. In addition, certain officers and other regular employees of the Company may devote part of their time (but will not be specifically compensated therefor) to solicitation by the same means. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the Annual Meeting by written revocation sent to the Secretary of the Company, 7444 West Wilson Avenue, Chicago, Illinois 60656-4549; or it may be done personally upon oral or written request at the Annual Meeting; or it may be done by appearing at the Annual Meeting and voting in person.

  This proxy statement was first mailed or delivered to stockholders on or about August 13, 1997.

                  RECORD DATE; VOTING SECURITIES OUTSTANDING

  The close of business on August 1, 1997 is the record date for determining the holders of securities of the Company entitled to notice of and to vote at the Annual Meeting.

  As of July 16, 1997, the Company had outstanding voting securities consisting of 34,272,032 shares of Class A Common Stock, par value $0.50 per share ("Class A Common Stock") and 1,200,854 shares of Class B Common Stock, par value $0.50 per share ("Class B Common Stock"). The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of both Class A and Class B Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. With respect to the election of directors, the affirmative vote of the holders of a majority of the outstanding Class A Common Stock present in person or by proxy, will elect three Class A Directors, each Class A share having one vote; the affirmative vote of the holders of a majority of the outstanding Class B Common Stock present in person or by proxy, will elect six Class B Directors, each Class B share having one vote. On all matters except the election of the directors and where otherwise required by law or the Company's Restated Certificate of Incorporation, the holders of Class A Common Stock are entitled to one-tenth of a vote per share and the holders of Class B Common Stock are entitled to one vote per share. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, with respect to the Company's voting securities, all persons known to be the beneficial owners of more than 5% of the Company's voting securities as of July 16, 1997.

                                                  NUMBER OF SHARES
   NAME AND ADDRESS OF              TITLE OF        AND NATURE OF      PERCENT
   BENEFICIAL OWNER                  CLASS     BENEFICIAL OWNERSHIP(1) OF CLASS
   -------------------            ------------ ----------------------- --------
   William J. McGinley..........  Common Stock
    7444 West Wilson Ave.         Class A             348,767(2)         1.0%
    Chicago, Illinois 60656-4549  Class B             890,902(2)        74.1%
   Methode Electronics, Inc.....  Common Stock
    Employee Stock Ownership      Class A           3,205,343(3)         9.4%
    Trust
    CTC Illinois Trust Co.        Class B              66,623(3)         5.5%
    209 W. Jackson Blvd.
    Chicago, Illinois 60606
   Fidelity Funds...............  Common Stock
    82 Devonshire Street          Class A           3,467,800(4)        10.1%
    Boston, Massachusetts 02109
   The Prudential Insurance       Common Stock
    Company of America..........
    Prudential Plaza              Class A           2,033,350(4)         5.9%
    Newark, New Jersey 07102

--------
(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Includes 122,355 shares of Class A and 7,638 shares of Class B Common Stock held by the Employee Stock Ownership Trust under which Mr. W. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power; 70,530 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power and 10,000 shares of Class B Common Stock held by his wife.
(3) Beneficial ownership is disclaimed due to restrictions on the trustee's voting and investment power with respect to these shares. Includes 122,355 shares and 7,638 shares of Class A and Class B Common Stock, respectively, held for the account of Mr. W. McGinley.
(4) Based solely upon a Schedule 13G provided to the Company.

  The following table sets forth information regarding the Class A and Class B Common Stock of the Company beneficially owned as of July 16, 1997 by: (i) each Director and nominee of the Company; (ii) each of the Named Executives identified in the Summary Compensation Table under "Executive Compensation"; and (iii) all Directors and Executive Officers of the Company as a group.

                                                 NUMBER OF SHARES
                                   TITLE OF        AND NATURE OF      PERCENT
   NAME OF BENEFICIAL OWNER         CLASS     BENEFICIAL OWNERSHIP(1) OF CLASS
   ------------------------      ------------ ----------------------- --------
   William J. McGinley(2)....... Common Stock
                                 Class A              348,767(3)         1.0%
                                 Class B              890,902(3)        74.1%
   William T. Jensen............ Common Stock
                                 Class A              431,246(4)         1.3%
                                 Class B               27,333(4)         2.3%
   George C. Wright............. Common Stock
                                 Class A               83,559(5)           *
                                 Class B                6,540(5)           *

                                                  NUMBER OF SHARES
                                    TITLE OF        AND NATURE OF      PERCENT
   NAME OF BENEFICIAL OWNER          CLASS     BENEFICIAL OWNERSHIP(1) OF CLASS
   ------------------------       ------------ ----------------------- --------
   Raymond J. Roberts............ Common Stock
                                  Class A               101,200             *
                                  Class B                 6,200             *
   William C. Croft.............. Common Stock
                                  Class A               100,220             *
                                  Class B                 2,020             *
   Michael G. Andre.............. Common Stock
                                  Class A               167,338(6)          *
                                  Class B                 3,800(6)          *
   Kevin J. Hayes................ Common Stock
                                  Class A               126,366(7)          *
                                  Class B                 3,368(7)          *
   James W. McGinley(2).......... Common Stock
                                  Class A                45,276(8)          *
                                  Class B                    21(8)          *
   James W. Ashley, Jr........... Common Stock
                                  Class A                 3,000             *
                                  Class B                     0             0
   John R. Cannon................ Common Stock
                                  Class A                31,683(9)          *
                                  Class B                   526(9)          *
   All Directors and Executive
    Officers as a Group
    (10 individuals)............. Common Stock
                                  Class A             1,482,655(10)       4.3%
                                  Class B               940,710(10)      78.2%

--------
   *Percentage represents less than 1% of the total shares of Common Stock outstanding as of July 16, 1997.
(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.
(2) Mr. William J. McGinley is the father of Mr. James W. McGinley.
(3) See Note 2 on page 2 hereof regarding nature of stock ownership set forth above.
(4) Based solely upon a Form 4 filed by Mr. Jensen with the Securities and Exchange Commission on January 10, 1997. Includes 108,547 and 5,981 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Jensen has sole voting power and, prior to distribution under the terms of the Trust, no investment power.
(5) All of these shares are held in a living trust jointly with his wife.
(6) Includes 57,254 and 3,800 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Andre has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 8,775 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(7) Includes 47,339 and 3,146 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Hayes has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 28,215 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(8) Includes 7,761 and 21 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. J. McGinley has sole voting power and, prior to distribution under the terms of the Trust, no investment power and 14,110 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power.
(9) Includes 8,774 and 26 shares of Class A and Class B Common Stock, respectively, held by the Employee Stock Ownership Trust for which Mr. Cannon has sole voting power and, prior to distribution under the terms of the Trust, no investment power; 14,230 shares of Class A Common Stock granted but not yet vested pursuant to the Incentive Stock Award Plan as to which he has sole voting power; 436 and 187 shares of Class A and Class B Common Stock, respectively, held by his wife and 1,428 shares of Class A Common Stock held as custodian for his son.
(10) Includes 352,030 shares of Class A and 20,612 shares of Class B Common Stock allocated to executive officers under the Employee Stock Ownership Trust; 135,860 shares of Class A Common Stock granted to the executive officers pursuant to the Incentive Stock Award Plan; and 1,864 and 10,187 shares of Class A and Class B Common Stock, respectively, with respect to which voting and investment powers are shared.

                                     ITEM 1

                             ELECTION OF DIRECTORS

  A Board of nine (9) Directors is to be elected, and each Director will hold office until the next succeeding annual meeting of stockholders and until his successor is elected and shall qualify. It is intended that the persons named in the first portion of the following list will be elected by holders of the Class A Common Stock and the persons named in the second portion will be elected by holders of the Class B Common Stock. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy: Directors to be elected by Class A Common Stockholders are Michael G. Andre, William C. Croft and James W. Ashley, Jr.; Directors to be elected by Class B Common Stockholders are William J. McGinley, Kevin J. Hayes, George C. Wright, Raymond J. Roberts, James W. McGinley and John R. Cannon. If any of said nominees is not a candidate for election as a Director at the Annual Meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee or nominees appointed by the Board of Directors. Any such action will be consistent with the right of the Class A Common Stockholders to elect a minimum of 25% of the Directors.

INFORMATION CONCERNING NOMINEES:

                             DIRECTOR               PRINCIPAL OCCUPATION FOR
NAME                     AGE  SINCE           LAST 5 YEARS AND OTHER DIRECTORSHIPS
----                     --- -------- ----------------------------------------------------
             DIRECTORS TO BE ELECTED BY CLASS A COMMON STOCKHOLDERS

Michael G. Andre........  57   1984   Senior Executive Vice President of the Company since
                                       December 1994. Prior thereto, he was Executive Vice
                                       President of Interconnect Products since 1984 and
                                       Vice President of Interconnect Products since 1978.
William C. Croft........  79   1975   Chairman of the Board, Clements National Company (a
                                       manufacturer of electrical equipment) since 1977.
                                       Also a director of Mercury Finance Co.
James W. Ashley, Jr.....  47   1995   Secretary of the Company since 1995. James W.
                                       Ashley, Jr., P.C. is a partner of Keck, Mahin &
                                       Cate (a law firm retained as counsel to the
                                       Company).

             DIRECTORS TO BE ELECTED BY CLASS B COMMON STOCKHOLDERS

William J. McGinley.....  74   1946   President since 1997 and Chairman since 1994. Prior
                                       thereto, he was President of the Company from 1946
                                       to 1994. William J. McGinley is the father of James
                                       W. McGinley.

Kevin J. Hayes..........  56 1984 Executive Vice President of the Company since 1997,
                                   Chief Financial Officer since 1996 and Assistant
                                   Secretary since 1995. Prior thereto, Vice President
                                   and Treasurer of the Company since 1974.
George C. Wright........  74 1968 President of Piedmont Co. Inc. (distributor of marine products).
Raymond J. Roberts......  68 1972 Chief Financial Officer and Secretary-Treasurer of
                                   Coilcraft, Inc. (a manufacturer of coils and
                                   transformers).
James W. McGinley.......  42 1993 President since December 1994 and prior thereto
                                   Executive Vice President since June 1993 of Optical
                                   Interconnect Products. Prior thereto, he was
                                   General Manager of Connector Products from November
                                   1984 to January 1989, and Vice President, Corporate
                                   Sales and Marketing from January 1989 to June 1993.
                                   James W. McGinley is the son of William J.
                                   McGinley.
John R. Cannon..........  49 1997 Senior Executive Vice President of the Company since
                                   1997; prior thereto Senior Executive Vice President
                                   of dataMate Products since 1996; prior thereto,
                                   Executive Vice President of dataMate Products.

  The Board of Directors of the Company has standing Audit and Compensation Committees. The Board does not have a standing Nominating Committee.

  The Audit Committee held two meetings during the last fiscal year. The functions performed by the Committee are to meet with and review the results of the audit of the Company performed by independent public accountants and to recommend the selection of independent public accountants. Directors Raymond J. Roberts and George C. Wright are members of the Audit Committee.

  The Compensation Committee held one meeting during the last fiscal year. The functions performed by the Committee are to review salaries and bonuses of all officers and key management personnel and the overall administration of the Company's compensation program. Directors William J. McGinley, Raymond J. Roberts and William C. Croft are members of the Compensation Committee.

  The Board of Directors of the Company held four meetings during the last fiscal year. No director attended less than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the respective committees on which he served.

                            EXECUTIVE COMPENSATION

  The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 1997, 1996 and 1995, individual compensation paid for services to the Company and its subsidiaries to: (i) the Chief Executive Officer, (ii) the three other executive officers of the Company who were serving as executive officers on April 30, 1997, and (iii) one former executive officer of the Company (collectively, the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION      LONG TERM COMPENSATION
                              -------------------------- ------------------------
                                                              AWARDS      PAYOUTS
                                                         ---------------- -------
                                                         RESTRICTED STOCK  LTIP    ALL OTHER
   NAME AND PRINCIPAL                                        AWARD(S)     PAYOUTS COMPENSATION
        POSITION         YEAR SALARY ($)(1) BONUS ($)(2)   ($)(3)(4)(5)   ($)(6)     ($)(7)
   ------------------    ---- ------------- ------------ ---------------- ------- ------------
William J. McGinley..... 1997    272,048      838,047        598,859      301,568     2,903
 President and Chairman  1996    261,860      799,286        518,404      237,984     3,326
                         1995    251,700      741,345        412,511      179,422     3,904
Michael G. Andre........ 1997    190,236      188,131         52,678       68,625     3,695
 Senior Executive Vice   1996    186,400      230,866         88,017       54,301     6,923
 President               1995    180,720      200,543         69,786       40,572     8,895
Kevin J. Hayes.......... 1997    133,428      275,219        239,544      120,627     5,929
 Executive Vice
  President,             1996    127,620      259,715        207,362       95,193     8,945
 Chief Financial Officer 1995    122,796      236,537        165,004       71,769    10,725
 and Assistant Secretary
James W. McGinley....... 1997    123,998       86,272        119,772       36,188     2,903
 President Optical
  Inter-                 1996    107,920       65,005        103,681       28,559     3,326
 connect Products Group  1995    101,180       55,155         82,502       21,531     3,904
William T. Jensen....... 1997    216,825      433,052              0      302,229     5,286
 Retired President(8)    1996    250,720      489,379        367,238      247,575     5,483
                         1995    240,860      506,874        400,304      182,730     5,857

--------
(1) Includes the following cash car allowances for the Named Executives in 1997, 1996 and 1995: $7,800 for Messrs. W. McGinley, Jensen and Andre; $6,600 for Mr. Hayes and $3,900 for Mr. J. McGinley.
(2) Includes the following cash bonuses for the Named Executives in 1997, 1996 and 1995, respectively: Mr. W. McGinley, $438,047, $399,286 and $341,345;
    Mr. Jensen, $233,052, $289,379 and $306,874; Mr. Andre, $88,131, $130,866
    and $100,543; Mr. Hayes, $175,219, $159,715 and $136,537; and Mr. J.
    McGinley, $86,272, $65,005 and $55,155. Also includes the following payments to the following Named Executives in 1997, 1996 and 1995 pursuant to the Supplemental Executive Benefit Plan ("SEBP"): Mr. W. McGinley, $400,000; Mr. Jensen, $200,000; and Messrs. Andre and Hayes, $100,000. See "Board Compensation Committee Report on Executive Compensation--Bonus Compensation" below for a description of the SEBP.
(3) These shares of restricted stock were awarded pursuant to the Company's Incentive Stock Award Plan (the "Incentive Plan"). See "Board Compensation Committee Report on Executive Compensation--Incentive Award" below for a description of the Incentive Plan.
(4) All restricted stock is valued at the closing price of the Class A Common Stock on the date of grant. On April 30, 1997, Mr. W. McGinley held 67,292 restricted shares having a value of $930,915; Mr. Andre held 11,403 restricted shares having a value of $157,800; Mr. Hayes held 26,917 restricted shares having a value of $372,366; and Mr. J. McGinley held 13,462 restricted shares having a value of $189,183. All shares of restricted stock held by Mr. Jensen vested upon his retirement. Dividends are paid on restricted stock awards at the same rate as paid to all stockholders.

(5) Restricted stock awarded under the Incentive Plan vests as of the earliest to occur of (i) the first day of the third Plan year following the year with respect to which the award was made; (ii) retirement at or after age 65; (iii) termination on account of disability; or (iv) death, if termination of employment has not occurred before the executive's death. As Mr. W. McGinley has reached 65 years of age, if he were to retire, 67,292 shares would immediately vest.
(6) Long-Term Incentive Plan ("LTIP") payouts represent amounts paid pursuant to the Company's Longevity Contingent Bonus Program. See "Long-Term Incentive Plans--Awards in Last Fiscal Year" and "Board Compensation Committee Report on Executive Compensation--Long-Term Incentive" below for a description of the Longevity Contingent Bonus Program.
(7) The figures in this column include amounts allocated under the Methode Employee Stock Ownership Plan ("ESOP") and, with respect to Messrs. Jensen, Andre and Hayes, above-market accrued interest and matching amounts under the Capital Accumulation Program ("CAP"). Pursuant to the ESOP, the following amounts were allocated to the accounts of each of the Named Executives in 1997, 1996 and 1995, respectively: $2,903, $3,326 and $3,904.
    Pursuant to the CAP, in 1997, 1996 and 1995, respectively, the following Named Executives were provided with the matching amounts and the amounts of accrued interest in excess of 120% of the applicable federal long-term rate at the time the CAP was established as follows: Mr. Jensen, $2,383, $2,157 and $1,953; Mr. Andre, $793, $3,597 and $4,991; and Mr. Hayes, $3,026,
    $5,619 and $6,821. Payment of such matching amounts and interest is contingent upon satisfaction of certain terms of the CAP. Messrs. W. and J. McGinley elected not to participate in the CAP. See "Board Compensation Committee Report on Executive Compensation--Long-Term Incentive" below for a description of the CAP and ESOP.
(8) Mr. Jensen retired effective January 9, 1997.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                            PERFORMANCE OR     ESTIMATED FUTURE PAYOUTS UNDER
                             OTHER PERIOD       NON-STOCK PRICE-BASED PLANS
                           UNTIL MATURATION ------------------------------------
NAME                          OR PAYOUT     THRESHOLD ($) TARGET ($) MAXIMUM ($)
----                       ---------------- ------------- ---------- -----------
W. McGinley...............     3 years         438,047     438,047     438,047
Andre.....................     3 years          88,131      88,131      88,131
Hayes.....................     3 years         175,219     175,219     175,219
J. McGinley...............     3 years          86,272      86,272      86,272
Jensen....................     3 years         233,052     233,052     233,052

  The Company has a Longevity Contingent Bonus Program which covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of the Company and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with the Company during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program.

DIRECTOR COMPENSATION

  The Company has a standard arrangement whereby directors who are not officers and employees of the Company are each compensated at the rate of $2,000 quarterly plus an attendance fee of $500 for each meeting of the Board of Directors at which they are present. Directors who are members of the Compensation or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each director who is not an officer or employee of the Company participates in the Incentive Stock Award Plan for Non-Employee Directors which was approved by stockholders in 1988. Pursuant to this Plan, non-employee directors who have been such for at least twelve consecutive months receive a certain number of shares of Class A Common Stock equal to five one-hundredths of one percent of pre-tax earnings of the Company before extraordinary items of gain or loss for the fiscal year or 3,000 shares, whichever is greater; such shares to vest immediately upon the date of grant. Five one-hundredths of one percent of the applicable earnings of the Company for the fiscal year ended April 30, 1997 was $29,220. According to the formula, each non-employee director of the Company who has been a director for at least twelve consecutive months, at present consisting of William C. Croft, Raymond
J. Roberts, George C. Wright and James W. Ashley, Jr., received 3,000 shares. No shares are awarded if the Company does not have pre-tax earnings. Directors who are also officers and employees of the Company are not paid for their services as directors or for attendance at meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  William J. McGinley, who is Chairman, President and a director of the Company, is on the Compensation Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, reward dedication and historical service to the Company, and to relate executive pay to long-term Company performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

 Base Salary

  The base salaries of the Company's executive officers have remained relatively flat, with small increases to reflect inflation. Base salaries, including that of founder William J. McGinley, were originally set by Mr. W. McGinley. Over the years, the Compensation Committee of the Board has reviewed the founder's recommendations as to the salaries of the Company's officers and key management personnel. Although base salaries have not been high relative to other companies of comparable size, the bonus has been a key tool for rewarding performance.

 Bonus Compensation

  Bonus amounts paid to the Named Executives are comprised of two elements: (i) a quarterly cash bonus; and (ii), with respect to Messrs. W. McGinley, Jensen, Andre and Hayes, the Supplemental Executive Benefit Plan (the "SEBP").

  Cash bonuses for all officers and managerial personnel are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Pursuant to the bonus plan, bonus amounts are calculated according to a formula which assigns certain percentages to different levels of pre-tax profits.

  The SEBP recognizes the dedication and contributions made by certain of the Named Executives and such other persons as determined by the Compensation Committee during their past years of service to the Company. In recognition of the more than forty years of service of Messrs. McGinley and Jensen, the SEBP provides that on an annual basis over a ten year period commencing with fiscal 1992, Messrs. McGinley and Jensen will each receive an amount equal to $10,000 and $5,000, respectively, for each year of past service up to forty years. In recognition of the past years of service of Messrs. Andre and Hayes, the SEBP provides that on an annual basis over a ten year period commencing with fiscal 1992, Messrs. Andre and Hayes will each receive an amount equal to $5,000 and $5,263 respectively, for each year of past service up to twenty years. No benefits may be paid under the SEBP in any fiscal year in which the Company has a net loss, nor may benefits be paid in an amount in excess of 20% of pre-tax income (income before federal and state income taxes and before extraordinary income and losses) in any year. To the extent that benefits due are postponed because of a loss or insufficient earnings, they are to be paid in subsequent years when earnings are sufficient. Reductions in benefits shall be allocated pro rata to the participants and no interest is to be paid on deferred amounts.

  Pursuant to the SEBP, Mr. McGinley received a $400,000 payment in fiscal
1997.

 Incentive Award

  The Company's Incentive Stock Award Plan (the "Incentive Plan") is administered by Directors Roberts and Croft (the "Committee") who are not eligible to receive awards under the Incentive Plan. The Committee determines which individuals shall participate in the Incentive Plan in any given year, which profit centers will be the basis for each participant's award, the earnings for each profit center and the number of shares of Class A Common Stock to be awarded to each participant. The number of shares awarded to any participant in any given year is determined by the Committee and historically has been determined by dividing 1% of the pre-tax earnings of the applicable profit center for that year by the fair market value of the Company's Class A Common Stock on the first business day of the subsequent Incentive Plan year. Shares awarded to a participant under the Incentive Plan vest on the first day of the third Incentive Plan year following the year the award was made, or earlier upon retirement after age 65 or termination of employment on account of death or disability.

 Long-Term Incentive

  The Company has instituted several plans which are designed to provide long-term incentives for executives by relating executive compensation to Company performance over time as well as by rewarding continued service to the Company. The Company's Longevity Contingent Bonus Program (the "Bonus Program") awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus) which will be considered as earned and payable in three years provided that the participant is still employed by the Company at that time and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his employment with the Company during the three year period, or his employment performance is not satisfactory, no longevity compensation is payable under this program.

  Mr. McGinley's total quarterly bonus awards in 1997 were $438,047. He is therefore eligible to receive payments totaling $438,047 in the year 2000.

  The Company also instituted a Capital Accumulation Program (the "CAP") under which, from calendar years 1986 to 1989, the Company matched the amount of compensation deferred by any executive or director on a dollar-for-dollar basis, with a limit of $5,000 in any given year. If a participant retires at age 55 and has been a participant in the CAP for ten years, then that individual is eligible to receive payments with an annual yield of not less than 10% on the deferred amount, plus the matching amount. If the participant retires at age 55 and has been a participant in the CAP between five and nine years, he is eligible to receive the deferred amount plus interest, plus between 50% to 90% of the matching amount plus interest. If the participant resigns or retires before age 55 with at least four years participation in the CAP, he is eligible to receive the deferred amount with interest although he is not eligible to receive the matching amount. In the event that an individual is discharged for cause, he is able to receive the deferred amount without interest or the matching amount.

  Mr. McGinley did not participate in the CAP.

  The Company's Employee Stock Ownership Plan (the "ESOP") provides additional long-term incentive to employees. The Company contributes either cash or Company securities to a trust established for the benefit of its employees. Employees may not make contributions. The primary purpose of the ESOP is to enable the Company's employees to earn a proprietary interest in the Company thereby aligning employee interests with those of the stockholders. If cash is contributed to the ESOP, the cash is used, to the extent practicable, to purchase Company securities. Any employee who completes 1,000 hours of service in a twelve month period is eligible to participate in the ESOP. The Company's contributions to the ESOP are allocated to the accounts of participants in the same proportion as each participant's compensation bears to the aggregate compensation of all participants. In compliance with applicable law, the ESOP provides for gradual vesting of 20% after two years through 100% after seven years. The ESOP further provides that an employee's account will fully vest upon termination of employment due to retirement, disability or death, or resignation or dismissal after seven years of service. The vested portion of an employee's account is to be distributed upon retirement, disability, termination or death.

  During 1993, the Internal Revenue Code of 1986 (the "Code") was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (defined as the CEO and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1,000,000 in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance-based compensation" is excludable in applying the $1,000,000 limit. It is the Company's policy to qualify compensation paid to its top executives, in a manner consistent with the Company's compensation policies, for deductibility under the law in order to maximize the Company's income tax deductions.

                            COMPENSATION COMMITTEE

                              William J. McGinley
                              Raymond J. Roberts
                               William C. Croft

                               PERFORMANCE GRAPH

  The following graph set forth a comparison of the cumulative total stockholder returns for the five-year period ended April 30, 1997 for: 9i) the Class A Common Stock of the Company, (ii) the Class B Common Stock Market, and (iv) the CRSP Index for the Nasdaq Electronics Components Stocks. All returns were calculated assuming dividend reinvestment on a quarterly basis.

                             [GRAPH APPEARS HERE]

                Comparison Of Five Year Cumulative Total Return
    Among Methode Class A, Methode Class B, NASDAQ (U.S.) Index and NASDAQ
                         Electronic Components Stocks

 Measurement Period                                                                                 Nasdaq Electronic
(Fiscal Year Covered)    Methode Class A          Methode Class B          Nasdaq (U.S.)            Components Stocks
--------------------     ---------------          ---------------          -------------            -----------------
Measurement Pt-
4/30/92                    $100                    $100                    $100                       $100
FYE 4/30/93                $170.558                $201.558                $114.982                   $149.296
FYE 4/30/94                $239.678                $236.929                $127.968                   $201.508
FYE 4/30/95                $264.381                $252.303                $148.765                   $318.089
FYE 4/30/96                $389.393                $357.985                $212.066                   $424.214
FYE 4/30/97                $332.065                $302.621                $224.495                   $688.225

                                    ITEM 2

           APPROVAL OF THE METHODE ELECTRONICS, INC. 1997 STOCK PLAN

  At a meeting held on June 27, 1997, the Company's Board of Directors approved, and recommended for adoption by the stockholders, the Methode Electronics, Inc. 1997 Stock Plan (the "1997 Plan"). The purpose of the 1997 Plan is to provide officers, directors and key employees who have substantial responsibility for the direction and management of the Company with an additional incentive to promote the success of the Company's business, to encourage such persons to remain in the service of the Company and to enable them to acquire proprietary interests in the Company. The following is a summary of the 1997 Plan. This summary, however, does not purport to be a complete description of the 1997 Plan. A copy of the 1997 Plan is attached to this Proxy Statement as Exhibit A.

  The 1997 Plan. The 1997 Plan would provide for the granting of awards of restricted stock ("Restricted Stock"), incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code (the "Code"), nonqualified stock options ("NSOs") and stock appreciation rights ("SARs") (awards of Restricted Stock, ISOs, NSOs and SARs are sometimes hereinafter collectively referred to as "Awards"), and would permit a total of 2,000,000 shares of Class A Common Stock to be awarded to Participants under the 1997 Plan in the form of ISOs, NSOs, Restricted Stock or any combination thereof. The 1997 Plan does not provide for the issuance of any shares of Class B Common Stock. As of July 29, 1997, the closing sale price of the Class A Common Stock was $20.69 per share as reported by Nasdaq.

  The Committee. The committee administering the 1997 Plan (the "Committee") would from time to time grant Awards under the 1997 Plan to selected eligible directors and employees (the "Participants"), without payment by the Participant. The Committee shall be composed of two or more directors elected by the Board of Directors from time to time. In the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board. Members of the Committee will be eligible to receive Awards under the 1997 Plan. Presently, approximately 200 employees and nine directors are eligible to participate in the 1997 Plan.

  Restricted Stock Awards. The Committee may in its discretion, grant an award of Restricted Stock to any Participant under the 1997 Plan. Awards of Restricted Stock would be issued to Participants without payment. Upon completion of a vesting period and the fulfillment of any required conditions, restrictions upon the Restricted Stock would expire and new certificates representing unrestricted shares of Class A Common Stock would be issued to the Participant. Generally, the Participant would have all of the rights of a stockholder of the Company with respect to his shares of Restricted Stock including, but not limited to, the right to vote such shares and the right to receive dividends payable with respect to the shares of Restricted Stock.

  Incentive Stock Options. The 1997 Plan would provide that the Committee would have the authority to grant ISOs to any key employee of the Company and to determine the terms and conditions of each grant, including without limitation, the number of shares subject to each ISO and the option period. The ISO exercise price would also be determined by the Committee and would not be less than the fair market value of the Class A Common Stock on the date of grant. The exercise price would not be less than 110% of such fair market value and the exercise period would not exceed five years if the Participant was the holder of more than 10% of the Company's outstanding voting securities.

  Nonqualified Stock Options. The 1997 Plan would provide the Committee with the authority to grant NSOs to any Participant. The Committee would recommend the grant of NSOs to any Participant and would determine the terms and conditions of each grant including the number of shares subject to each NSO, the option period and the option exercise price.

  Option Period. Unless the Committee otherwise determines, the option period for both ISOs and NSOs will expire upon the earliest of: (i) ten years after the date of grant, (ii) three months after termination of employment or service on the Board for any reason other than cause or death or total and permanent disability, (iii) immediately upon termination of employment or service on the Board for cause, or (iv) twelve months after death or total and permanent disability.

  Stock Appreciation Rights. The Committee may, in its discretion, grant an SAR to any Participant. SARs granted by the Committee pursuant to the 1997 Plan may relate to and be associated with all or any part of a specific ISO or NSO. An SAR shall entitle the Participant to surrender any then exercisable portion of the SAR and, if applicable, the related ISO or NSO. In exchange, the Participant would receive from the Company an amount equal to the product of
(i) the excess of the fair market value of a share of Class A Common Stock on the date of surrender over the fair market value of the Class A Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share exercise price under such option and (ii) the number of shares of Class A Common Stock subject to such SAR, and, if applicable, the related option which is surrendered. SARs would be exercisable during a period established by the Committee and, if related to an ISO or NSO, shall terminate on the same date as the related option. Upon exercise, Participants would be paid in shares of Class A Common Stock or cash, as determined by the Committee.

  The Manner of Exercise. The Committee may permit the exercise price for options granted under the 1997 Plan to be paid in cash or shares of Class A Common Stock, including shares of Class A Common Stock which the Participant received upon the exercise of one or more options. The Committee may also permit the option exercise price to be paid by the Participant's delivery of an election directing the Company to withhold shares of Class A Common Stock from the Class A Common Stock otherwise due upon exercise of the option or any method permitted by law.

  Vesting. Unless the Committee establishes a different vesting schedule at the time of grant, Awards generally vest 20% after one year, 40% after two years, 60% after three years, 80% after four years and 100% after five years. A Participant may not exercise an option or SAR or transfer shares of Restricted Stock until the Award has vested.

  Generally, if a Participant's employment with the Company or service on the Board is terminated due to retirement, death, disability or a change in control of the Company (as determined by the Committee), the Committee may, in its discretion, accelerate vesting. If a Participant's employment with or service to the Company is terminated for any other reason, any Awards that are not yet vested are forfeited.

  Nontransferability. Awards are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, that NSOs, SARs and Restricted Stock are transferable in the Committee's discretion after vesting. During a Participant's lifetime, his ISOs may be exercised only by him.

  Withholding Tax. The Company shall have the right to withhold in cash or shares of Class A Common Stock with respect to any payments made to Participants, any taxes required by law to be withheld because of such payments.

  Amendment; Termination. The Board of Directors may amend the 1997 Plan at any time, but may not impair the rights of Participants with respect to any outstanding Awards without the consent of Participants.

  The 1997 Plan will terminate ten years after its adoption by the Board of Directors; provided, however, that the Board of Directors may terminate the 1997 Plan at any time. Termination of the 1997 Plan will not affect the rights of Participants with respect to any Awards granted before the termination date.

  Federal Tax Consequences-Incentive Stock Options. Provided a Participant is an employee of the Company during the period beginning on the date of grant of the ISO and ending on the day three months before the date of exercise, neither the grant nor the exercise of an ISO has an immediate tax consequence to the Participant or the Company. If subsequent to the exercise of an ISO the Participant does not dispose of the acquired Class A Common Stock within two years after the date of the grant of the ISO, or within one year after the date of the transfer of the Class A Common Stock to the Participant (the "Holding Period"), the Company is not entitled to a tax deduction, the Participant realizes no ordinary income, and any gain or loss that is realized on the subsequent sale or taxable exchange of the Class A Common Stock is treated as a long-term capital gain or loss. Certain tax deductions and exclusions, known as "tax preference items", give rise to an "alternative minimum tax" enacted to recapture some of the tax savings provided by such tax preference items. The tax benefits associated with an ISO are tax preference items that may affect the alternative minimum tax that must be paid by certain high income individuals.

  If a Participant exercises an ISO and disposes of the acquired Class A Common Stock before the end of the Holding Period, the Participant's and the Company's tax treatment will be the same as if the Participant had exercised an NSO (described below). Therefore, the Participant realizes ordinary income in an amount equal to the excess, if any, between the option price of the Class A Common Stock and the fair market value of such Class A Common Stock on the date of exercise. The Company will be entitled to a corresponding tax deduction in the same amount and at the same time.

  Federal Tax Consequences-Nonqualified Stock Options. Generally, the recipient of an NSO realizes no taxable income at the time of grant. Similarly, the Company is not entitled to a deduction with respect to the grant of an NSO.

  Upon the exercise of an NSO, a Participant realizes income at ordinary income tax rates. The amount included in income is the excess of the fair market value of the Class A Common Stock acquired (as of the date of exercise) over the exercise price. The Company will generally be entitled to a corresponding deduction equal to this amount for the Company's taxable year that ends with or includes the end of the Participant's taxable year of income inclusion. The Company's deduction is only allowed, however, to the extent the amount is considered "reasonable compensation".

  A Participant's basis in the Class A Common Stock acquired upon the exercise of an NSO will be the exercise price, plus any amount includable in the Participant's gross income upon the exercise of the NSO. The gain or loss realized by the Participant upon a subsequent sale or exchange of the shares will be a capital gain or loss.

  Federal Tax Consequences-Restricted Stock. Generally, because of the risk of forfeiture prior to vesting (and certain other restrictions that may be imposed by the Committee), no taxable income will be recognized by the Participant upon an Award of Restricted Stock. However, a Participant may make an election under
Section 83(b) of the Code, within 30 days of the date of issuance of the Restricted Stock, to be taxed at the time of issuance. Any Participant who makes such an election recognizes ordinary income on the date of issuance of the Restricted Stock equal to its fair market value at that time. The Company is entitled to an equivalent deduction. No additional income would then be recognized by the Participant upon the lapse of restrictions on the Restricted Stock. Absent an election under Section 83(b) of the Code, a Participant does not recognize taxable income upon the Award of Restricted Stock. Rather, the Participant is deemed to receive ordinary income at the time the restrictions on the Restricted Stock lapse. The amount of the Participant's taxable income is equal to the fair market value of the unrestricted stock, less any amount paid by the Participant for the Restricted Stock. The Company is entitled to a corresponding deduction at such time for the same amount.

  Unless an election under Code Section 83(b) is made, dividends paid to a Participant while the Restricted Stock remains subject to restrictions are treated as compensation for federal income tax purposes. Any dividends paid on the Restricted Stock subsequent to an election under Code Section 83(b) are treated as dividend income, rather than compensation, for federal income tax purposes.

BOARD RECOMMENDATION

  Proxies will be voted for or against approval of the 1997 Plan in accordance with the specifications marked thereon, and will be voted in favor of approval if no specification is made. Assuming a quorum is present, the affirmative vote of a majority of the shares of Class A and Class B Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote thereon voting together as a single class, with each share of

Class A Common Stock having one-tenth of a vote per share and each share of Class B Common Stock having one vote per share, is required to adopt the 1997 Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ADOPTION OF THE 1997 PLAN.

                                 OTHER MATTERS

INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors of the Company has selected Ernst & Young LLP to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 30, 1998. Ernst & Young LLP has served the Company in this capacity since 1966. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to be held on September 9, 1997 and will have the opportunity to make a statement if they so desire. These representatives are also expected to be available to respond to appropriate questions of stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Under the securities laws of the United States, the Company's Directors, its executive officers, and any persons holding more than 10% of the Company's Class A or Class B Common Stock are required to report their initial ownership of the Company's Class A or Class B Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 1997. All of these filing requirements were satisfied, except that Mr. Jensen and Mr. Wright each filed one late report covering one transaction. In making these disclosures, the Company has relied solely on written representations of its Directors and executive officers and copies of the reports that they have filed with the Commission.

STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to, and to be represented at, the Annual Meeting of the Company to be held in 1998 must be received by the Company on or before April 10, 1998.

SEC FORM 10-K

  A copy of the Company's annual report to the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to Secretary, Methode Electronics, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60656-4549.

OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented at the Annual Meeting. Should any other business come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy form to vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                          WILLIAM J. McGINLEY
                                          President and Chairman

Chicago, Illinois
August 13, 1997

                                   EXHIBIT A

                   METHODE ELECTRONICS, INC. 1997 STOCK PLAN

  1. Preamble.

  Methode Electronics, Inc., a Delaware corporation (the "Company"), hereby establishes the Methode Electronics, Inc. 1997 Stock Plan (the "Plan") as a means whereby the Company may, through awards of (i) incentive stock options ("ISOs") within the meaning of Section 422 of the Code, (ii) non-qualified stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), and (iv) restricted stock ("Restricted Stock"):

    (a) provide officers, directors and key employees who have substantial responsibility for the direction and management of the Company with additional incentive to promote the success of the Company's business;

    (b) encourage such persons to remain in the service of the Company; and

    (c) enable such persons to acquire proprietary interests in the Company.

  The provisions of this Plan do not apply to or affect any option, stock, stock appreciation right, restricted stock or phantom stock heretofore or hereafter granted under any other stock plan of the Company, and all such options, stock, stock appreciation rights, restricted stock or phantom stock shall be governed by and subject to the applicable provisions of the plan under which they were or will be granted.

  2. Definitions and Rules of Construction.

  2.01 "Award" means the grant of Options, SARs and/or Restricted Stock to a Participant.

  2.02 "Award Date" means the date upon which an Option, SAR or Restricted Stock is awarded to a Participant under the Plan.

  2.03 "Board" or "Board of Directors" means the board of directors of the Company.

  2.04 "Code" means the Internal Revenue Code of 1986, as amended from time to time or any successor thereto.

  2.05 "Committee" means two (2) or more directors elected by the Board of Directors from time to time; provided, however, that in the absence of an election by the Board, the Committee shall mean the Compensation Committee of the Board of Directors.

  2.06 "Common Stock" means the Class A Common Stock of the Company, par value $.50 per share.

  2.07 "Company" means Methode Electronics, Inc., a Delaware corporation, and any successor thereto.

  2.08 "Exchange Act" shall mean the Securities Exchange Act of 1934, as it exists now or from time to time may hereafter be amended.

  2.09 "Fair Market Value" as of any date means the average closing sale price for the Common Stock as of the close of business on the three most recent trading days (including such date) on which actual sales occurred (as reported by the Nasdaq Stock Market System or any securities exchange or automated quotation system of a registered securities association on which the Common Stock is then traded or quoted).

  2.10 "ISO" means incentive stock options within the meaning of Section 422 of the Code.

  2.11 "NSO" means non-qualified stock options, which are not intended to qualify under Section 422 of the Code.

  2.12 "Option" means the right of a Participant, whether granted as an ISO or an NSO, to purchase a specified number of shares of Common Stock, subject to the terms and conditions of the Plan.

  2.13 "Option Price" means the price per share of Common Stock at which an Option may be exercised.

  2.14 "Participant" means an individual to whom an Award has been granted under the Plan.

  2.15 "Plan" means the Methode Electronics, Inc. 1997 Stock Plan, as set forth herein and from time to time amended.

  2.16 "Restricted Stock" means the Common Stock awarded to a Participant pursuant to Section 8 of this Plan.

  2.17 "SAR" means a stock appreciation right issued to a Participant pursuant to Section 9 of this Plan.

  2.18 "Subsidiary" means any entity of which the Company owns or controls more than 50 percent of (i) the outstanding capital stock, or (ii) the combined voting power of all classes of stock.

  2.19 Rules of Construction:

    2.19.1 Governing Law. The construction and operation of this Plan are governed by the laws of the State of Illinois.

    2.19.2 Undefined Terms. Unless the context requires another meaning, any term not specifically defined in this Plan is used in the sense given to it by the Code.

    2.19.3 Headings. All headings in this Plan are for reference only and are not to be utilized in construing the Plan.

    2.19.4 Conformity with Section 422. Any ISOs issued under this Plan are intended to qualify as incentive stock options described in Section 422 of the Code, and all provisions of the Plan relating to ISOs shall be construed in conformity with this intention. Any NSOs issued under this Plan are not intended to qualify as incentive stock options described in
  Section 422 of the Code, and all provisions of the Plan relating to NSOs shall be construed in conformity with this intention.

    2.19.5 Gender. Unless clearly inappropriate, all nouns of whatever gender refer indifferently to persons or objects of any gender.

    2.19.6 Singular and Plural. Unless clearly inappropriate, singular terms refer also to the plural and vice versa.

    2.19.7 Severability. If any provision of this Plan is determined to be illegal or invalid for any reason, the remaining provisions are to continue in full force and effect and to be construed and enforced as if the illegal or invalid provision did not exist, unless the continuance of the Plan in such circumstances is not consistent with its purposes.

  3. Stock Subject to the Plan.

  Except as otherwise provided in Section 12, the aggregate number of shares of Common Stock that may be issued under Options or as Restricted Stock through this Plan may not exceed 2,000,000 shares. Reserved shares may be either authorized but unissued shares or treasury shares, in the Board's discretion. If any Awards of Options and Restricted Stock hereunder shall terminate or expire, as to any number of shares, new Options and Restricted Stock may thereafter be awarded with respect to such shares.

  4. Administration.

  The Committee shall administer the Plan. All determinations of the Committee are made by a majority vote of its members. The Committee's determinations are final and binding on all Participants. In addition to any other powers set forth in this Plan, the Committee has the following powers:

    (a) to construe and interpret the Plan;

    (b) to establish, amend and rescind appropriate rules and regulations relating to the Plan;

    (c) subject to the terms of the Plan, to select the individuals who will receive Awards, the times when they will receive them, the number of Options, Restricted Stock and/or SARs to be subject to each Award, the Option Price, the vesting schedule (including any performance targets to be achieved in connection with the vesting of any Award), the expiration date applicable to each Award and other terms and provisions and restrictions of the Awards (which need not be identical) and to amend or modify any of the terms of outstanding Awards;

    (d) to contest on behalf of the Company or Participants, at the expense of the Company, any ruling or decision on any matter relating to the Plan or to any Awards;

    (e) generally, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and the Awards granted thereunder as it may deem necessary or advisable; and

    (f) to determine the form in which tax withholding under Section 15 of this Plan will be made (i.e., cash, Common Stock or a combination thereof).

  5. Eligible Participants.

  Present and future directors, officers and key employees of the Company shall be eligible to participate in the Plan. The Committee from time to time shall select those officers, directors and key employees of the Company and any Subsidiary or affiliate of the Company who shall be designated as Participants and shall designate in accordance with the terms of the Plan the number, if any, of ISOs, NSOs, SARs and shares of Restricted Stock or any combination thereof, to be awarded to each Participant.

  6. Terms and Conditions of Non-Qualified Stock Options.

  Subject to the terms of the Plan, the Committee, in its discretion, may award an NSO to any Participant. Each NSO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee in such agreement, each NSO shall be subject to the following express terms and conditions, and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

    6.01 Option Period. Each NSO will expire as of the earliest of:

      (i) the date on which it is forfeited under the provisions of Section
    11.1;

      (ii) ten (10) years from the Award Date;

      (iii) three (3) months after the Participant's termination of employment with the Company and its parent and Subsidiaries or service on the Board for any reason other than for cause or death or total and permanent disability;

      (iv) immediately upon the Participant's termination of employment with the Company and its parent and Subsidiaries or service on the Board for cause;

      (v) twelve (12) months after the Participant's death or total and permanent disability; or

      (vi) any other date specified by the Committee when the NSO is granted.

  6.02 Option Price. At the time granted, the Committee shall determine the Option Price of any NSO, and in the absence of such determination, the Option Price shall be One Hundred percent (100%) of the Fair Market Value of the Common Stock subject to the NSO on the Award Date.

  6.03 Vesting. Unless otherwise determined by the Committee and set forth in the Award agreement, NSO Awards shall vest in accordance with Section 11.1; provided, that in no event shall an NSO granted to a Participant who is subject to Section 16 of the Exchange Act be exercisable earlier than six (6) months from the Award Date.

  6.04 Other Option Provisions. The form of NSO authorized by the Plan may contain such other provisions as the Committee may from time to time determine.

  7. Terms and Conditions of Incentive Stock Options

  Subject to the terms of the Plan, the Committee, in its discretion, may award an ISO to any employee Participant. Each ISO shall be evidenced by an agreement, in such form as is approved by the Committee, and except as otherwise provided by the Committee, each ISO shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee may deem appropriate:

    7.01 Option Period. Each ISO will expire as of the earliest of:

      (i) the date on which it is forfeited under the provisions of Section
    11.1;

      (ii) ten (10) years from the Award Date, except as set forth in
    Section 7.02 below;

      (iii) immediately upon the Participant's termination of employment with the Company and any parent and Subsidiary of the Company for cause;

      (iv) three (3) months after the Participant's termination of employment with the Company and any parent and Subsidiary of the Company for any reason other than for cause or death or total and permanent disability;

      (v) twelve (12) months after the Participant's death or total and permanent disability; or

      (vi) any other date (within the limits of the Code) specified by the Committee when the ISO is granted.

  Notwithstanding the foregoing provisions granting discretion to the Committee to determine the terms and conditions of ISOs, such terms and conditions shall meet the requirements set forth in Section 422 of the Code or any successor thereto.

    7.02 Option Price and Expiration. The Option Price of any ISO shall be determined by the Committee at the time an ISO is granted, and shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the ISO on the Award Date; provided, however, that if an ISO is granted to a Participant who, immediately before the grant of the ISO, beneficially owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the Option Price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the ISO on the Award Date and in such cases, the exercise period specified in the Option agreement shall not exceed five (5) years from the Award Date.

    7.03 Vesting. Unless otherwise determined by the Committee and set forth in the Award agreement, ISO Awards shall vest in accordance with Section 11.1; provided that in no event shall an ISO granted to a Participant who is subject to Section 16 of the Exchange Act be exercisable earlier than six (6) months from the Award Date.

    7.04 Other Option Provisions. The form of ISO authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine; provided, however, that such other provisions may not be inconsistent with any requirements imposed on incentive stock options under Code Section 422 and related Treasury regulations.

  8. Terms and Conditions of Restricted Stock Awards.

  Subject to the terms of the Plan, the Committee, in its discretion, may award Restricted Stock to any Participant at no additional cost to the Participant. Each Restricted Stock Award shall be evidenced by an agreement, in such form as is approved by the Committee, and all shares of Common Stock awarded to Participants under the Plan as Restricted Stock shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

    (a) Restricted Period. Shares of Restricted Stock awarded under this
  Section 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before they vest.

    (b) Vesting. Restricted Stock Awards under this Section 8 shall vest in accordance with Section 11.2.

    (c) Certificate Legend. Each certificate issued in respect of shares of Restricted Stock awarded under this Section 8 shall be registered in the name of the Participant and shall bear the following (or a similar) legend until such shares have vested:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) relating to Restricted Stock contained in Section 8 of the Methode Electronics, Inc. 1997 Stock Plan and an Agreement entered into between the registered owner and Methode Electronics, Inc. Copies of such Plan and Agreement are on file at the principal office of Methode Electronics, Inc."

  9. Terms and Conditions of Stock Appreciation Rights.

  The Committee may, in its discretion, grant a SAR to any Participant under the Plan. Each SAR shall be evidenced by an agreement between the Company and the Participant, and may relate to and be associated with all or any part of a specific ISO or NSO. A SAR shall entitle the Participant to whom it is granted the right, so long as such SAR is exercisable and subject to such limitations as the Committee shall have imposed, to surrender any then exercisable portion of his SAR and, if applicable, the related ISO or NSO, in whole or in part, and receive from the Company in exchange, without any payment of cash (except for applicable employee withholding taxes), that number of shares of Common Stock having an aggregate Fair Market Value on the date of surrender equal to the product of (i) the excess of the Fair Market Value of a share of Common Stock on the date of surrender over the Fair Market Value of the Common Stock on the date the SARs were issued, or, if the SARs are related to an ISO or an NSO, the per share Option Price under such ISO or NSO on the Award Date, and (ii) the number of shares of Common Stock subject to such SAR, and, if applicable, the related ISO or NSO or portion thereof which is surrendered.

  A SAR granted in conjunction with an ISO or NSO shall terminate on the same date as the related ISO or NSO and shall be exercisable only if the Fair Market Value of a share of Common Stock exceeds the Option Price for the related ISO or NSO, and then shall be exercisable to the extent, and only to the extent, that the related ISO or NSO is exercisable. The Committee may at the time of granting any SAR add such additional conditions and limitations to the SAR as it shall deem advisable, including, but not limited to, limitations on the period or periods within which the SAR shall be exercisable and the maximum amount of appreciation to be recognized with regard to such SAR. If a Participant is subject to Section 16(a) and Section 16(b) of the Exchange Act, the Committee may at any time add such additional conditions and limitations to such SAR which, in its discretion, the Committee deems necessary or desirable to comply with such Section 16(a) or Section 16(b) and the rules and regulations issued thereunder, or to obtain any exemption therefrom. Any ISO or NSO or portion thereof which is surrendered with an SAR shall no longer be exercisable. An SAR that is not granted in conjunction with an ISO or NSO shall terminate on such date as is specified by the Committee in the SAR agreement and shall vest in accordance with Section 11.2. The Committee, in its sole discretion, may allow the Company to settle all or part of the Company's obligation arising out of the exercise of an SAR by the payment of cash equal to the aggregate Fair Market Value of the shares of Common Stock which the Company would otherwise be obligated to deliver.

  10. Manner of Exercise of Options.

  To exercise an Option in whole or in part, a Participant (or, after his death, his executor or administrator) must give written notice to the Committee, stating the number of shares with respect to which he intends to exercise the Option. The Company will issue the shares with respect to which the Option is exercised upon payment in full of the Option Price. The Committee may permit the Option Price to be paid in cash or shares of Common Stock held by the Participant having an aggregate Fair Market Value, as determined on the date of delivery, equal to the Option Price. The Committee may also permit the Option Price to be paid by any other method permitted by law, including by delivery to the Committee from the Participant of an election directing the Company to withhold the number of shares of Common Stock from the Common Stock otherwise due upon exercise of the Option having an aggregate Fair Market Value on that date equal to the Option Price. If a Participant pays the Option Price with shares of Common Stock which were received by the Participant upon exercise of one or more ISOs, and such Common Stock has not been held by the Participant for at least the greater of:

    (a) two (2) years from the date the ISOs were granted; or

    (b) one (1) year after the transfer of the shares of Common Stock to the Participant;

the use of the shares shall constitute a disqualifying disposition and the ISO underlying the shares used to pay the Option Price shall no longer satisfy all of the requirements of Code Section 422.

  11. Vesting.

  11.1 Options. A Participant may not exercise an Option until it has become vested. The portion of an Award of Options that is vested depends upon the period that has elapsed since the Award Date. The following schedule applies to any Award of Options under this Plan unless the Committee establishes a different vesting schedule on the Award Date:

         NUMBER OF YEARS                                               VESTED
        SINCE AWARD DATE                                             PERCENTAGE
        ----------------                                             ----------
      Fewer than one................................................    None
      One but fewer than two........................................     20%
      Two but fewer than three......................................     40%
      Three but fewer than four.....................................     60%
      Four but fewer than five......................................     80%
      Five or more..................................................    100%

  If a Participant's employment with the Company or service on the Board is terminated due to: (i) retirement on or after his sixty-fifth (65th) birthday;
(ii) retirement on or after his fifty-fifth (55th) birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; (iv) death; or (v) a change in control of the Company (as determined by the Committee), the Committee may, in its discretion, accelerate vesting. Unless the Committee otherwise provides in the Award agreement, if a Participant's employment with or service to the Company terminates for any other reason, any Awards that are not yet vested are forfeited. A transfer from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of this Plan.

  11.2 Restricted Stock and SARs. The Committee shall establish the vesting schedule to apply to any Award of Restricted Stock or SAR that is not associated with an ISO or NSO granted under the Plan to a Participant, and in the absence of such a vesting schedule, such Award shall vest according to the vesting schedule set forth in Section 11.1. In no event, however, will a SAR or Restricted Stock Award granted to a Participant who is subject to Section 16 of the Exchange Act be exercisable until at least six (6) months from its Award Date.

  If a Participant's employment with the Company or service on the Board is terminated due to: (i) retirement on or after his sixty-fifth (65th) birthday;
(ii) retirement on or after his fifty-fifth (55th) birthday with consent of the Company; (iii) retirement at any age on account of total and permanent disability as determined by the Company; (iv) death; or (v) a change in control of the Company (as determined by the Committee), the Committee may, in its discretion, accelerate vesting. Unless the Committee otherwise provides in the Award agreement, if a Participant's employment with or service to the Company is terminated for any other reason, any Awards that are not yet vested are forfeited. A transfer from the Company to a Subsidiary or affiliate, or vice versa, is not a termination of employment for purposes of this Plan.

  12. Adjustments to Reflect Changes in Capital Structure.

  If there is any change in the corporate structure or shares of the Company, the Committee may make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Plan and, with respect to outstanding Awards, in the number and kind of shares covered thereby and in the applicable Option Price. For the purpose of this
Section 12, a change in the corporate structure or shares of the Company includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, separation, reorganization, or liquidation and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or another corporation.

  13. Nontransferability of Awards.

  ISOs are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant's lifetime, his ISOs may be exercised only by him. All other Awards granted pursuant to this Plan are transferable by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or in the Committee's discretion after vesting.

  14. Rights as Stockholder.

  No Common Stock may be delivered upon the exercise of any Option until full payment has been made. A Participant has no rights whatsoever as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate for the shares.

  15. Withholding Tax.

  The Committee may, in its discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the federal, state and local taxes, including FICA and Medicare withholding tax, arising in connection with any Awards by (i) having the Company withhold shares of Common Stock, (ii) tendering back shares of Common Stock received in connection with such Award or (iii) delivering other previously acquired shares of Common Stock having a Fair Market Value approximately equal to the amount to be withheld.

  16. No Right to Employment.

  Participation in the Plan will not give any Participant a right to be retained as an employee or director of the Company or its parent or Subsidiaries, or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the Plan.

  17. Amendment of the Plan.

  The Board of Directors may from time to time amend or revise the terms of this Plan in whole or in part and may, without limitation, adopt any amendment deemed necessary; provided, however, that no change in any Award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent.

  18. Stockholder Approval.

  Operation of the Plan shall be subject to approval by the stockholders of the Company within twelve months before or after the date the Plan is adopted by the Board of Directors. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present at the meeting or represented and entitled to vote thereon. The approval of such stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

  19. Conditions Upon Issuance of Shares.

  An Option shall not be exercisable and a share of Common Stock shall not be issued pursuant to the exercise of an Option, and Restricted Stock shall not be awarded until such time as the Plan has been approved by the stockholders of the Company and unless the award of Restricted Stock, exercise of such Option and the issuance and delivery of such share pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national securities association upon which the shares of Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

  20. Effective Date and Termination of Plan.

  20.01 Effective Date. This Plan is effective as of the date of its adoption by the Board of Directors; provided, however, that the Plan and any Awards granted hereunder shall be null and void if shareholder approval is not obtained within twelve months of the date of such adoption.

  20.02 Termination of the Plan. The Plan will terminate ten (10) years after the date it is approved by the Board of Directors; provided, however, that the Board of Directors may terminate the Plan at any time prior thereto with respect to any shares that are not then subject to Awards. Termination of the Plan will not affect the rights and obligations of any Participant with respect to Awards granted before termination.

PROXY CARD                 METHODE ELECTRONICS, INC.
                             CLASS A COMMON STOCK
               Annual Meeting of Stockholders, September 9, 1997


          The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, Kevin J. Hayes and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class A Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 9, 1997 at 3:30 p.m. Chicago time at the Holiday Inn O'Hare International, 5440 North River Road, Rosemont, Illinois 60018, and at any adjournments thereof:

          1. The election of Michael G. Andre, William C. Croft and James W. Ashley, Jr. as Class A directors.

          [ ] FOR ALL NOMINEES EXCEPT NOMINEE(S)       [ ] WITHHOLD AUTHORITY
              WRITTEN BY THE UNDERSIGNED                   TO VOTE FOR ALL
              IN THE SPACE BELOW                           NOMINEES

          ----------------------------------------------------------------------

          2.  The proposal to adopt the Methode Electronics, Inc. 1997 Stock
              Plan.

              FOR                      AGAINST                   ABSTAIN
              [ ]                        [ ]                       [ ]


                        (PLEASE SIGN ON THE OTHER SIDE)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.

          This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1 and Item 2. If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.

          You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.


                                       Date _____________________________, 1997

                                       ________________________________________

                                       ________________________________________

                                       When signing the proxy, please date it
                                       and take care to have the signature
                                       conform to the stockholder's name as it
                                       appears on this side of the proxy. If
                                       shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                       DO NOT FOLD OR PERFORATE THIS CARD

PROXY CARD                 METHODE ELECTRONICS, INC.
                             CLASS B COMMON STOCK
               Annual Meeting of Stockholders, September 9, 1997


          The undersigned stockholder of Methode Electronics, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints William J. McGinley, Kevin J. Hayes and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Class B Common Stock of Methode Electronics, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of said Corporation to be held on Tuesday, September 9, 1997 at 3:30 p.m. Chicago time at the Holiday Inn O'Hare International, 5440 North River Road, Rosemont, Illinois 60018, and at any adjournments thereof:

          1. The election of William J. McGinley, Kevin J. Hayes, George C. Wright, Raymond J. Roberts, James W. McGinley and John R. Cannon as Class B directors.

          [ ] FOR ALL NOMINEES EXCEPT NOMINEE(S)       [ ] WITHHOLD AUTHORITY
              WRITTEN BY THE UNDERSIGNED                   TO VOTE FOR ALL
              IN THE SPACE BELOW                           NOMINEES

          ----------------------------------------------------------------------

          2.  The proposal to adopt the Methode Electronics, Inc. 1997 Stock
              Plan.

              FOR                      AGAINST                   ABSTAIN
              [ ]                        [ ]                       [ ]


                        (PLEASE SIGN ON THE OTHER SIDE)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          Any proxy heretofore given by the undersigned to vote at said Annual Meeting is hereby revoked.

          This proxy shall be voted in accordance with the instructions given and in the absence of such instructions shall be voted for Item 1 and Item 2. If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies above.

          You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.


                                       Date _____________________________, 1997

                                       ________________________________________

                                       ________________________________________

                                       When signing the proxy, please date it
                                       and take care to have the signature
                                       conform to the stockholder's name as it
                                       appears on this side of the proxy. If
                                       shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                       DO NOT FOLD OR PERFORATE THIS CARD